Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lianluo Smart Limited

Beijing, China

We hereby consent to the inclusion in the Post-Effective Amendment No. 1 to the Registration Statement (Form F-1 No. 333-237358) of our report dated March 31, 2021 relating to the consolidated financial statements and schedules of Lianluo Smart Limited (“the Company”), which is contained in that Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO China Shu Lun Pan Certified Public Accountants LLP

BDO China Shu Lun Pan Certified Public Accountants LLP

Beijing, China

March 31, 2021